Exhibit 10.1

FARMERS NATIONAL BANC CORP.

2026 EQUITY INCENTIVE PLAN

The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE I

DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1         “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2         “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3         “Award” shall mean any Restricted Stock, Stock Unit, Performance-Based Award or Share Award granted pursuant to the Plan.

1.4         “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5         “Board” shall mean the Board of Directors of the Company.

1.6         “Cause” shall mean, with respect to any Participant, “Cause” as defined in the Company’s or its Affiliate’s severance policy covering the Participant, or, if no such severance policy exists or such severance policy does not include a definition of “Cause,” then “Cause” shall mean “Cause” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Cause,” then “Cause” shall mean the Participant’s: (a) commission of any intentional, reckless, or grossly negligent act which may result in material injury to the good will, business or business reputation of the Company or any Affiliate; (b) participation in any fraud, dishonesty, theft, conviction of a crime, or unethical business conduct; (c) violation of any written policy, rule, regulation or covenant with respect to non-competition, non-solicitation, non-disparagement, cooperation or otherwise with respect to the Company or any Affiliate; or (d) failure to adequately perform the Participant’s job duties or to follow lawful and ethical directions provided to the Participant, which failure, if amenable to cure, has not been cured in all material respects within twenty (20) days after receiving notice of such failure from the Company or any Affiliate.

1.7         “Change in Control” shall mean “Change in Control” as defined in the Change in Control Agreement by and between the Participant and the Company or any Affiliate, or, if the Participant is not a party to a Change in Control Agreement with the Company or an Affiliate, then “Change in Control” shall mean “Change in Control” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Change in Control,” then “Change in Control” shall mean the occurrence of any of the following:

(a)          any person (as defined in Act) becomes a direct or indirect beneficial owner of securities of the Company representing more than one-third of the combined voting power of the Company’s then outstanding securities; or

(b)          the merger or consolidation of the Company with another entity, and as a result of such merger or consolidation, less than two-thirds of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former shareholders of the Company; or

(c)          during any two (2) consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors at the beginning of the period.

Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting a Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

1.8         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.9         “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least two (2) directors, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act and as “independent” as required by Nasdaq or any security exchange on which the Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section or listing requirement at the time of determination.

1.10         “Company” shall mean Farmers National Banc Corp., an Ohio corporation, and any successor thereto.

1.11         “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.

1.12         “Disability” shall mean:

(a)         with respect to the payment or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies), (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer, or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(b)         with respect to the payment or settlement of any Award not described in subsection (a) of this Section 1.12, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform the Participant’s duties, which is expected to be permanent or for an indefinite duration longer than twelve (12) months.

1.13         “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.14         “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a)         If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b)         If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(c)         If neither (a) nor (b) applies, (i) with respect to any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.15         “Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in the Company’s or its Affiliate’s severance policy covering the Participant, or, if no such severance policy exists or such severance policy does not include a definition of “Good Reason,” then “Good Reason” shall mean “Good Reason” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following without the Participant’s consent (provided the Company or Affiliate does not fully cure the effect of such event within thirty (30) days following its receipt of written notice of such event from the Participant): (a) a material diminution in the Participant’s base salary; (b) a substantial diminution in the Participant’s duties, authorities or responsibilities; or (c) a material change in the geographic location at which the Participant must perform services. Notwithstanding the foregoing, Good Reason shall cease to exist for an event on the ninetieth (90th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice of such event prior to such date.

1.16         “Participant” shall mean an Employee or Director who is granted an Award under the Plan.

1.17         “Performance-Based Award” shall mean an Award described in Article VIII of the Plan.

1.18         “Performance Criteria” shall mean any of the following: (a) revenue; (b) net earnings or net income (before or after taxes); (c) earnings per share; (d) deposit or asset growth; (e) net operating income; (f) return measures (including return on assets and equity); (g) fee income; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) interest spread; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total shareholder return); (l) expense targets; (m) credit quality; (n) efficiency ratio; (o) market share; (p) customer satisfaction; (q) asset quality measures (e.g., Texas Ratio, ALLL); (r) net income after cost of capital (NIACC); (s) strategic objectives (including branding, mergers and acquisitions, succession management, dynamic market response, new product build out, expense reduction initiatives, risk management and regulatory compliance); or (t) such other measures as the Committee may select from time to time.

1.19         “Plan” shall mean the Farmers National Banc Corp. 2026 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

1.20         “Prior Plan” shall mean the Farmers National Banc Corp. 2022 Equity Incentive Plan.

1.21         “Restricted Stock” shall mean an Award granted pursuant to Article V of the Plan under which a Participant is granted a specified number of Shares which are subject to specified restrictions on vesting and transferability.

1.22         “Retirement” shall mean, with respect to an Employee, termination (other than for Cause) after attaining either age fifty-five (55) with at least ten (10) years of service with the Company and its Affiliates or age sixty-two (62) with at least five (5) years of service with the Company and its Affiliates, unless another definition is provided in the related Award Agreement.

1.23         “Shares” shall mean the common shares, without par value, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.24         “Share Award” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is granted an award of unrestricted Shares.

1.25         “Stock Unit” shall mean an Award granted pursuant to Article VI of the Plan under which a Participant is granted the right to receive a specified number of Shares or a cash payment equal to the Fair Market Value of a specified number of Shares in the future, which right is subject to specific restrictions on vesting and transferability.

ARTICLE II

SHARES SUBJECT TO THE PLAN

2.1         Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. Any Shares that are not subject to an award under the Prior Plan as of the effective date of the Plan shall no longer be eligible to be issued. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II, the number of Shares available for issuance under the Plan shall be reduced by one Share for each Share subject to a grant of an Award and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2.

2.2         Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that, by its terms, may be settled only in cash; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company or other entity to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company or other entity and the Company or any of its Affiliates; and (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, no Shares covered by an Award that are withheld to satisfy any applicable taxes shall again be available for issuance as Awards under the Plan.

2.3         Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate the number of Shares that may be issued under the Plan; and (b) the number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.3 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

ARTICLE III

ADMINISTRATION

3.1         In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (e) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2         Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate: (a) any duties that it is required to discharge to comply with applicable law; or (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act.

ARTICLE IV

ELIGIBILITY

Any Employee or Director selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that the maximum aggregate Fair Market Value of Shares associated with any Award made under the Plan in any calendar year to any one Director shall be One Hundred Thousand Dollars ($100,000).

ARTICLE V

RESTRICTED STOCK

5.1         Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2         Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

5.3         Terms, Conditions and Restrictions.

(a)         The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock.

(b)         To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c)         Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

5.4         Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a)         Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b)         Unless otherwise provided in the related Award Agreement, (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that any such dividends or other distributions shall be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid, and therefore shall not be paid to a Participant until the conditions upon which the restrictions on the Shares of Restricted Stock lapse.

ARTICLE VI

STOCK UNITS

6.1         Grant of Stock Units. Subject to the terms and conditions of the Plan, Participants may be granted Stock Units in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2         Award Agreement. Each Award of Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Stock Units will lapse, the time at and form in which the Stock Units will be settled, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

6.3         Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Award of Stock Units as it may deem advisable, including, without limitation, conditions and/or restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based conditions and/or restrictions or holding requirements or sale conditions and/or restrictions placed on the Shares by the Company upon vesting and/or settlement of such Stock Units.

6.4    Form of Settlement. An Award of Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

6.5    Dividend Equivalents. Awards of Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any such dividend equivalents shall be subject to the same terms and conditions as the Stock Units with respect to which they are earned and accrued, and therefore shall not be paid to a Participant until the conditions upon which the restrictions on the Stock Units lapse and the Stock Units are settled upon vesting. In no event will a Participant have any voting rights with respect to Shares underlying Stock Units.

ARTICLE VII

SHARE AWARDS

Subject to the terms and conditions of the Plan, Share Awards consisting of unrestricted Shares may be granted to Participants upon such terms and conditions as shall be determined by the Committee in its sole discretion, up to the maximum aggregate number of Shares set forth in Section 13.3.

ARTICLE VIII

PERFORMANCE-BASED AWARDS

8.1         In General. Notwithstanding anything in the Plan to the contrary, any Award may be granted as a Performance-Based Award. As determined by the Committee in its sole discretion, the grant, vesting and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Performance-Based Award must meet the requirements of this Article VIII. Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

8.2         Modifying Performance-Based Awards. Performance goals relating to Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.

8.3         Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount otherwise payable based on the satisfaction of the performance goals and other material terms of the Performance-Based Award.

ARTICLE IX

TERMINATION OF EMPLOYMENT OR SERVICE

9.1         Death; Disability; Retirement. Unless otherwise specified in the Award Agreement, or as subsequently determined by the Committee (but only to the extent permitted under Section 409A of the Code, if applicable), a Participant shall vest in all Awards in full (and, if the Award was granted subject to the attainment of performance goals as though the performance goals were achieved at the “target” level of performance) in the event of a Participant’s death, Disability or Retirement.

9.2         Termination for Cause. A Participant shall forfeit all Awards in the event that the Participant is terminated for Cause.

9.3         Other Terminations. The Committee shall determine the extent to which an Award shall vest and the extent to which the Participant shall have the right to receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates for any reason other than set forth in Sections 9.1 or 9.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

ARTICLE X

CHANGE IN CONTROL

10.1         Rights in the Event of a Change in Control. The Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of a Change in Control. Such actions may include, without limitation: (a) the acceleration of the vesting and/or settlement of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award equal to the value of the consideration to be paid in the Change in Control to holders of the same number of Shares as the number of Shares underlying the Award being cancelled (or, if no consideration is paid in the Change in Control, the Fair Market Value of the Shares underlying the Award being canceled); and/or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

10.2         Effect of a Change in Control. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, a Participant shall vest at the time of the Change in Control in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals as though the performance goals were achieved at the “target” level of performance).

10.3         Golden Parachute Limitations. Except as otherwise provided in any other written agreement between the Company or any Affiliate and a Participant, including any Award Agreement, if the sum of the amounts payable under the Plan and those provided under all other plans, programs or agreements between the Participant and the Company or any Affiliate constitutes a “parachute payment” as defined in Section 280G of the Code, the Company will reduce any payments to the minimum extent necessary to avoid the imposition of an excise tax under Section 4999 of the Code or a loss of deduction under Section 280G of the Code. Any reduction pursuant to this Section 10.3 shall be made in compliance with Section 409A of the Code.

ARTICLE XI

AMENDMENT OR TERMINATION OF THE PLAN

The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.3), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

ARTICLE XII

TRANSFERABILITY

12.1         Awards Not Transferable. Except as described in Section 12.2 or as provided in a related Award Agreement, an Award may not be sold, disposed of, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution Notwithstanding any provision contained in this Article XII, no Award may be transferred by a Participant for value or consideration.

12.2         Beneficiary Designation. Unless otherwise specifically designated by the Participant in writing on a form provided by the Company, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XIII

MISCELLANEOUS

13.1         No Right to Continue Services or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee or Director at any time. In addition, no Employee or Director shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

13.2         Tax Withholding.

(a)         The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the settlement of an Award, (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b)         Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined sufficient to satisfy the minimum tax withholding requirements attributable to such event; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

13.3         Minimum Vesting Period. The minimum vesting period for any Award other than a Share Award granted pursuant to Article VII shall be one (1) year. Notwithstanding the preceding sentence: (a) the Committee may provide for the acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability, or Retirement or, to the extent provided in Article X, in the event of a Change in Control; and (b) the Committee may grant Awards, including Share Awards, covering up to five percent (5%) of the aggregate number of Shares available for issuance pursuant to Section 2.1 without regarding to the minimum vesting period.

13.4         Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange or other recognized market or quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange or other recognized market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

13.5         Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any national securities exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 13.5.

13.6         Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any national securities exchange or other recognized market or quotation system.

13.7         Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflict of law principles.

13.8         No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

13.9         Rights as a Shareholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

13.10         Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.11         Section 409A of the Code.

(a)          Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A of the Code but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b)          If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six (6) months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service (or, if earlier, the Participant’s date of death).

(c)         Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

13.12         Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.13         Recoupment. All Awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under applicable law.

ARTICLE XIV

EFFECTIVE DATE AND TERM OF THE PLAN

The Plan shall become effective upon its approval by the Company’s shareholders. No Awards may be granted under the Plan after the tenth anniversary of the date the Plan was approved by the Board. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the effective date of the Plan, no more grants will be made under the Prior Plan.